EXHIBIT 22
The following entities are included in the obligated group as of March 31, 2021, as defined in the Quarterly Report on Form 10-Q of Cleveland-Cliffs Inc. to which this document is being filed as an exhibit, including Cleveland-Cliffs Inc., as the parent and issuer, and the subsidiary guarantors that have guaranteed the obligations under the the 5.75% 2025 Senior Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 7.00% 2027 Senior Notes, the 9.875% 2025 Senior Secured Notes, the 4.625% 2029 Senior Notes and the 4.875% 2031 Senior Notes issued by Cleveland-Cliffs Inc.

Exact Name of Issuer or Guarantor Subsidiary (1)	State of Incorporation or Organization	IRS Employer Identification Number
Cleveland-Cliffs Inc.	Ohio	34-1464672
Cleveland-Cliffs Burns Harbor LLC	Delaware	20-0653414
Cleveland-Cliffs Cleveland Works LLC	Delaware	04-3634649
Cleveland-Cliffs Columbus LLC	Delaware	01-0807137
Cleveland-Cliffs Investments Inc.	Ohio	31-1283531
Cleveland-Cliffs Kote Inc.	Delaware	36-3665216
Cleveland-Cliffs Kote L.P.	Delaware	36-3665288
Cleveland-Cliffs Minorca Mine Inc.	Delaware	36-2814042
Cleveland-Cliffs Monessen Coke LLC	Delaware	25-1850170
Cleveland-Cliffs Plate LLC	Delaware	20-0653500
Cleveland-Cliffs Railways Inc.	Delaware	56-2348283
Cleveland-Cliffs Riverdale LLC	Delaware	74-3062732
Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc.	Delaware	04-3634638
Cleveland-Cliffs Steel Corporation	Delaware	31-1267098
Cleveland-Cliffs Steel Holding Corporation	Delaware	31-1401455
Cleveland-Cliffs Steel LLC	Delaware	71-0871875
Cleveland-Cliffs Steel Management Inc.	Delaware	51-0390893
Cleveland-Cliffs Steel Properties Inc.	Delaware	51-0390894
Cleveland-Cliffs Steelton LLC	Delaware	20-0653772
Cleveland-Cliffs Steelworks Railway Inc.	Delaware	04-3634622
Cleveland-Cliffs Tek Inc.	Delaware	36-3519946
Cleveland-Cliffs Tek Kote Acquisition Corporation	Ohio	85-4304182
Cleveland-Cliffs Tek L.P.	Delaware	363525438
Cleveland-Cliffs Tubular Components LLC	Delaware	31-1283531
Cleveland-Cliffs Weirton LLC	Delaware	56-2435202
Cannon Automotive Solutions - Bowling Green, Inc.	Delaware	26-0766559
Cleveland-Cliffs Steel Holdings Inc.	Ohio	85-4084783
Cliffs Mining Company	Delaware	34-1120353
Cliffs Minnesota Mining Company	Delaware	42-1609117
Cliffs TIOP Holding, LLC	Delaware	47-2182060
Cliffs TIOP, Inc.	Michigan	34-1371049
Cliffs TIOP II, LLC	Delaware	61-1857848
Cliffs UTAC Holding LLC	Delaware	26-2895214
Fleetwood Metal Industries, LLC	Delaware	98-0508950
IronUnits LLC	Delaware	34-1920747
Lake Superior & Ishpeming Railroad Company	Michigan	38-6005761
Metallics Sales Company	Delaware	84-2076079
Mid-Vol Coal Sales, Inc.	West Virginia	55-0761501
Mountain State Carbon, LLC	Delaware	31-1267098
Northshore Mining Company	Delaware	84-1116857
Precision Partners Holding Company	Delaware	22-3639336
PPHC Holdings, LLC	Delaware	31-1283531
Silver Bay Power Company	Delaware	84-1126359
SNA Carbon, LLC	Delaware	31-1267098
The Cleveland-Cliffs Iron Company	Ohio	34-0677332
Tilden Mining Company L.C.	Michigan	34-1804848
United Taconite LLC	Delaware	42-1609118

(1) The address and phone number of each issuer and guarantor subsidiary is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.